UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2018

FISION Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-53929	27-2205792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 N. Sixth Street, Suite 308 B Minneapolis, Minnesota	55403
(Address of principal executive offices)	(Zip Code)

(612) 927-3700

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Election of Directors

Effective March 1, 2018, the Board of Directors of FISION Corporation, a Delaware corporation (“FISION”) appointed John Bode, age 43, as a director of FISION to serve on its Board of Directors until the next regular meeting of shareholders or until his successor is elected and shall qualify. Mr. Bode’s past corporate experience includes many years serving as a key executive and/or financial officer for leading public companies.

Mr. Bode is currently the managing director of Aerie Investments where he is primarily involved with creating strategic initiatives with companies ranging from legacy media enterprises to digital start-ups. Prior thereto, he was Chief Financial Officer (CFO) of the Tribune Publishing Company (now tronc, Inc, (NASDAQ: TRNC).

Mr. Bode also served as the CFO of Source Interlink Companies, one of the largest enthusiast media companies in the USA and a leading distributor of periodicals. His extensive past accounting/auditing career also included being employed as a Certified Public Accountant (CPA) for BDO Seidman.

Mr. Bode qualifies as an independent director under the rules of FINRA, the SEC, and all national stock exchanges. FISION also has appointed Mr. Bode to serve as the Chairman of its Audit Committee.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISION CORPORATION
(Registrant)

Dated: March 6, 2018	By:	/s/ Garry Lowenthal
Garry Lowenthal, Chief Financial Officer

3